2,400,000 Shares of Common Stock
                         PLACEMENT AGENT AGREEMENT
                                   between
                         IMAGE ENTERTAINMENT, INC.

                      a California Corporation and
                        MDB Capital Group, LLC


Dated:  December      , 1998


            PLACEMENT AGENT AGREEMENT Between Image
                  Entertainment, Inc. a
                California corporation  and
                  MDB Capital Group, LLC


MDB Capital Group, LLC
100 Wilshire Boulevard
17th Floor
Santa Monica, California 90401


Dear Sirs:

     Image Entertainment, Inc., a California corporation (the
"Company"), hereby confirms its agreement with you (the
"Placement Agent" or "you") as follows:

1.     Sale of Common Stock on Best Efforts Basis.

1.1 Appointment of Placement Agent. On the basis of the representations, warranties and covenants contained in this
     Agreement, and subject to the terms and conditions herein set forth, the Company hereby appoints you, and you agree to act, as the Company's exclusive agent during the Offering Period (as defined below) for the purpose of finding, on a best efforts basis "accredited investors" (as defined below) to subscribe for up to 2,400,000 shares of common stock of the Company (the "Shares").

          Your appointment as Placement Agent shall be sole and exclusive as of October 13, 1998 and during the Offering Period defined in paragraph 1.2 below, provided, however, that you acknowledge and agree that the Company may set aside up to 1,000,000 of the Shares to be sold to Image Investors Co. or its affiliates and for which your compensation will be reduced in accordance with Section 3.6 below. The Shares shall be sold only to qualified "accredited investors" as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Act") and are to be sold in accordance with the terms of the Registration Statement.

1.2 Offering Period and Closing. The "Offering Period" shall mean that period commencing from the effective date (the "Effective Date") of the Registration Statement (as such term is defined below) and continuing until the earlier of
     (i) the date on which all of the Shares have been sold by the Company, or (ii) December 31, 1998, unless mutually extended by the Company and the Placement Agent.

1.3 Selected Dealers. You may, in your sole discretion, request other registered dealers ("Selected Dealers" and, in the singular, a "Selected Dealer") who are members in good standing with the National Association of Securities Dealers, Inc. to assist you as your agents in the efforts to locate and make offers of the Shares to qualified persons. Subject to the second paragraph of Section 1.1, the allocation of Shares to be sold by you and the
Selected
     Dealers shall be made by you. Before the Placement Agent obtains such assistance from any Selected Dealer, the Placement Agent will cause such Selected Dealer to execute
     an agreement pursuant to which, amount other matters, such
     Selected Dealer is appointed an agent of the Placement Agent and not of the Company.
2.   Representations and Warranties of the Company.  The
Company
     represents and warrants to the Placement Agent that:

     2.1  Filings Under Securities Laws.

          2.1.1 Pursuant to the Act. On October 13, 1998 the Company filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (Registration No. 333-65611), including any related preliminary prospectus (a "Preliminary Prospectus"), for the registration of the Shares under the
     Act.  On October 22, 1998 the Company filed
     Amendment No. 1 to the Registration Statement, on
November
     30, 1998 the Company filed Amendment No. 2 to the Registration Statement and on December 16, 1998 the
Company
     filed Amendment No. 3 to the Registration Statement. The Company either (i) will prepare and file, prior to the effective date of such registration statement, an amendment
     to such registration statement, including a final prospectus, or (ii) if the Company shall elect to rely on Rule 430A promulgated under the Act ("Rule 430A"), will promptly prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule
424(b)
     promulgated under the Act ("Rule 424(b)") promptly after the effectiveness of such registration statement. Except for information provided by the Placement Agent with respect to the manner of the offering, such registration statement, amendment(s) and/or prospectuses have been and all amendments made subsequent to the date of this agreement will be prepared by the Company in conformity with the requirements of the Act, and the rules and regulations of the Commission under the Act (the "Regulations"). The registration statement, as amended, on
     file with the Commission at the time it becomes effective (including the Final Prospectus (as defined below), financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein by reference and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A ) is hereinafter called the "Registration
Statement,"
     and the form of the Final Prospectus (including the financial statements and all documents incorporated therein
     by reference), dated the Effective Date or filed with the Commission pursuant to Rule 424(b), as the case may be, is hereinafter called the "Prospectus."

          2.1.2 Pursuant to the Exchange Act. The Company has filed with the Commission such forms as may be appropriate under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with an offering of the Shares.

     2.2 No Stop or Other Orders. Neither the Commission, nor
          any state regulatory authority, has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or threatened to institute any proceedings with respect to such an order. Each Preliminary Prospectus and any amendment
          or supplement thereto at the time of filing thereof, conformed in all material respects to the requirements
          of the Act and the regulations promulgated thereunder
          ("Regulations") and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of
          the circumstances under which they were made, not misleading.

     2.3  Disclosures in Registration Statement.

          2.3.1     Representation as to Contents.  At the
time
     the Registration Statement became effective and at all times subsequent thereto up to the date of the closing of the transactions contemplated hereby (the "Closing
Date"),
     the Registration Statement and the Prospectus shall contain all material statements that are required to be stated therein in accordance with the Act and the Regulations,
and
     shall in all material respects conform to the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, shall contain any untrue
     statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon
and
     in conformity with information furnished to the Company by the Placement Agent expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The Company acknowledges that such information consists solely of the information under the heading "Plan of Distribution" in the Prospectus and the Registration Statement.

          2.3.2 Disclosure Regarding Contracts. The description in the Registration Statement and the Prospectus of contracts, instruments and other documents is
     accurate in all material respects. Neither the Company nor
     Image Distributing, Inc., a Nevada corporation wholly-owned by the Company (the "Subsidiary"), is a party to any contracts, instruments or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement which have not been
     so described or filed. Each material contract, material instrument and other material document (however characterized or described) to which the Company or the Subsidiary is a party or by which the property or business
     of the Company or of the Subsidiary is or may be bound or affected and which is referred to in the Prospectus, or is
     material to the business of the Company and the Subsidiary taken as a whole, has been duly and validly executed by the
     Company or by the Subsidiary, as the case may be, is in full force and effect and is enforceable against the parties thereto in accordance with its terms except as such
     enforceability may be limited by bankruptcy, insolvency and creditors' rights generally and except as would not reasonably be expected to have a material adverse effect on
     the financial condition, results of operations, business or properties of the Company and the Subsidiary taken as a whole. None of the Company, the Subsidiary, nor, to the best knowledge of the Company, any other party to any such
     material contract is in default thereunder and, to the Company's best knowledge, no event has occurred which, with
     the lapse of time or the giving of notice, or both, would constitute a material default by the Company or the Subsidiary, as the case may be, thereunder.

           2.3.3     Prior Securities Transactions.  No
     securities of the Company have been sold by or for the benefit of the Company, within one year prior to the date hereof, except as disclosed in the Registration Statement (including documents incorporated therein by reference)
and
     except for securities issued pursuant to employee plans or other outstanding rights to purchase securities.

     2.4 No Material Adverse Change. From the date hereof and
          through the Closing Date, except as otherwise specifically stated in the Registration Statement
and
          the Prospectus, (i) there has been no material adverse
          change in the financial condition, results of operations, assets, properties or business of the Company and of the Subsidiary (taken as a whole), including, but not limited to, any material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether
          or not arising in the ordinary course of business, and
          (ii) there have been no transactions entered into by the Company or the Subsidiary, other than those in the
          ordinary course of business, which are material with respect to the financial condition, results of operations, or business of the Company and of the Subsidiary (taken as a whole).

     2.5  Independent Accountants.   To the Company's
knowledge,
          KPMG Peat Marwick LLP, whose report is filed with the
          Commission as part of the Registration Statement, are
          independent accountants as required by the Act and the
          Regulations.

     2.6 Financial Statements. The financial statements, including the notes thereto and supporting schedules,
          if any, included in the Registration Statement (or incorporated therein by reference) fairly present in all material respects the financial position, the results of operations and cash flows of the Company at
          the dates and for the periods to which they apply; and, except as otherwise indicated in the
Registration
          Statement, such financial statements have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except, in the case of interim financial statements, for ordinary year-
end
          adjustments); and the supporting schedules, if any, included in the Registration Statement (or incorporated therein by reference) present fairly the
          information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement (or to be incorporated therein by reference).

     2.7 Capitalization. The Company had, at the date or dates
          indicated in the Registration Statement and Prospectus, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the
assumptions
          stated in the Registration Statement and the Prospectus, except for shares of common stock sold
or
          issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants described in the Registration Statement, the
          Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set
          forth in the Registration Statement and the Prospectus
          and except for those issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans, on the Effective Date there will be no options, warrants, or other rights to
          purchase or otherwise acquire any authorized but unissued shares of Common Stock or preferred stock
or
          any security convertible into shares of Common Stock or preferred stock, or any contracts or commitments to
          issue or sell shares of Common Stock or Preferred Stock or any such options, warrants, rights or convertible securities.

     2.8  Representations Regarding Securities.

          2.8.1 Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holder of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants, if any, to purchase shares of Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. The authorized Common Stock, the preferred stock, and any outstanding options and warrants to purchase shares of Common Stock conform to all
     statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock, and any options and warrants to purchase shares of Common Stock and the preferred stock, were at all relevant times either registered under the
Act
     and applicable state securities or Blue Sky Laws or were exempt from such registration requirements.

          2.8.2     Securities Sold Hereunder.  The Shares
have
     been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable and the holders thereof are not and will not be subject to personal
     liability by reason of being such holders. Except as described in the Registration Statement, the Shares are not
     and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken.

     2.9 No Registration Rights. Except as set forth in the Registration Statement, no holder of any securities of
          the Company or of any options or warrants of the Company exercisable for or convertible or exchangeable
          into securities of the Company has the right to require the Company to register any such securities of
          the Company under the Act or to include any such securities in a registration statement to be filed by
          the Company, including the Registration Statement.

     2.10 Representations Regarding This Agreement.  The
Company
          has full corporate power and authority to enter into this Agreement. This Agreement has been duly and validly authorized by the Company and constitutes the
          valid and binding agreement of the Company, enforceable against the Company in accordance with its
          terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws offering creditors' rights generally,
(b)
          as enforceability of any indemnification and contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court
          before which any proceeding therefor may be brought. The execution, delivery and performance by the
Company
          of this Agreement, the consummation by the Company of
          the transactions herein contemplated and the compliance by the Company with the terms and conditions hereof have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time or both, (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute
          a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is
          a party or by which the Company may be bound or to which any of the property or assets of the Company is
          subject, which breach, conflict or default would have
          a material adverse effect on the condition
(financial
          or other), business, or properties of the Company;
          (ii) result in any violation of the provisions of the
          Articles of Incorporation or the Bylaws of the Company; or (iii) violate any existing applicable law,
          rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business which would reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or properties of the Company.

     2.11 No Improper Payments. Neither the Company, the Subsidiary, nor any director, officer, employee, agent
          or other person associated with or acting on behalf of
          the Company or of the Subsidiary has, directly or indirectly: used any funds of the Company or of the Subsidiary ("Company Funds") for unlawful contributions, gifts, entertainment or other unlawful
          expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from Company Funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe,
          rebate, payoff, influence payment, kickback, or other
          unlawful payment; or otherwise received or retained any funds in violation of any law, rule, regulation
or
          ordinance, or of a character required to be disclosed
          in the Prospectus.

     2.12 No Defaults; Violations. Except as set forth in the Prospectus, no default exists in the due performance and observance by the Company or by the Subsidiary of
          any material term, covenant or condition of any license, contract, indenture, mortgage, deed of trust,
          note, loan or credit agreement, or any other agreement
          or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary may be bound or to which
          any of the properties or assets of the Company or the
          Subsidiary are subject, except for those which would not reasonably be expected to have a material adverse
          effect on the financial condition, results of operations, business or properties of the Company
and
          the Subsidiary taken as a whole. Neither the Company
          nor the Subsidiary is in violation of any term or provision of its Articles of Incorporation or any amendments thereto or of its Bylaws. Neither the Company nor the Subsidiary is in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, the Subsidiary, or any
          of their respective properties or business, which violation would reasonably be expected to have a material adverse effect on the condition (financial
or
          other), business or properties of the Company and the
          Subsidiary (taken as a whole).

     2.13 Corporate Power; Licenses; Consents.

          2.13.1 Conduct of Business. Each of the Company and the Subsidiary has all requisite corporate power and authority, and has all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its business as
     described in the Prospectus, and each of the Company and the Subsidiary is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all federal,
     state and local laws, rules and regulations, except where the failure to so comply would not have a material adverse
     effect on the condition (financial or other), business or properties of the Company and the Subsidiary (taken as a whole).

          2.13.2 Required Consents. Except as set forth in the Prospectus, the Company has obtained all consents, authorizations, approvals and orders required in connection
     with the execution and delivery of this Agreement and the performance of its obligations hereunder, except for those
     which would not reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or properties of the Company. No consent, authorization or order of, and no filing with, any
     court, government agency or other body is required for the valid issuance, sale and delivery of the Shares pursuant to this Agreement and as contemplated by the Prospectus, except those required under applicable federal and state securities laws.

          2.13.3 Subsidiaries. The Company owns all of the outstanding capital stock of U.S. Laser Video
Distributors,
     Inc. ("U.S. Laser") and Image Newco, Inc., a California corporation ("Image/KC"). Neither U.S. Laser nor
Image/KC
     conducts any material business activities or owns any material assets, except that Image/KC is a party to that certain Asset Purchase Agreement dated as of August 20, 1998 between Ken Crane's Magnavox City, Inc. d/b/a Ken Crane's Home Entertainment (the "Seller") and Image/KC pursuant to which Image/KC has agreed to acquire the retail
     LD and DVD sales business of the Seller.

     2.14 Title to Property; Insurance. Except as described in
          the Registration Statement, each of the Company and the Subsidiary has good and marketable title to, or valid and enforceable leasehold interests in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever. Each of the Company and the Subsidiary maintains such property, casualty and other insurance
          as is usually maintained by companies engaged in the same business or in similar businesses.

     2.15 Litigation. Except as set forth in the Registration Statement, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against, or involving the properties or business of, the Company or of the Subsidiary which would materially adversely affect the
          financial position or the properties or the business of the Company and the Subsidiary taken as a whole,
or
          which question the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court,
          governmental agency or other tribunal naming the Company or the Subsidiary and enjoining the Company
or
          the Subsidiary from taking, or requiring the Company or the Subsidiary to take, any action, or to which the
          Company or the Subsidiary or its respective properties
          or business, is bound or subject.

     2.16 Organization; Good Standing. Each of the Company and
          the Subsidiary has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its state of incorporation.
          Each of the Company and the Subsidiary is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing.

     2.17 Taxes.    The Company has filed all returns required
          to be filed with taxing authorities prior to the date
          hereof or has duly obtained extensions of time for the
          filing thereof. The Company has paid all taxes shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the
Company.
          No issues have been raised (and are currently pending)
          by any taxing authority in connection with any of the
          returns or taxes asserted as due from the Company, and
          no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by
          or requested from the Company or any subsidiary.

     2.18 Transactions Affecting Disclosure to NASD.

          2.18.1    Finders' Fees.  To the Company's
knowledge,
     other than this Agreement, there are no claims, payments, issuances, arrangements or understandings for services in the nature of finders' or origination fees with respect to
     the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Placement Agent's compensation, as determined by the National Association of Securities Dealers, Inc. (the "NASD").

          2.18.2 Payments Within Twelve (12) Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder's fee, investing fee or otherwise, in consideration
     of such person raising capital for the Company or introducing to the Company persons who provided capital to
     the Company, (ii) to any NASD member that is
participating
     in the transactions contemplated hereby, or (iii) to any person or entity that had any direct or indirect affiliation with any NASD member prior to October 23,
1994,
     and that is participating in the transactions
contemplated
     hereby. 2.18.3    Use of Proceeds.  Except a set forth in
     the Registration Statement, none of the net proceeds of the offering will be paid by the Company to any NASD member that is participating in the transactions contemplated hereby or any of its affiliates.

          2.18.4 Insiders' NASD Affiliation. No officer, director or, to the Company's knowledge, holder of five percent (5%) or more of any class of securities of the Company has any direct or indirect affiliation or association with any NASD member. No beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member that is participating in the transactions contemplated hereby.

     2.19 Internal Accounting Controls. The Company maintains a system of internal accounting control sufficient to provide reasonable assurance that
(i)
             transactions are executed in accordance with management's general or specific authorization;
             (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in
             accordance with management's general or specific authorization; and (iv) the recorded accountability
             for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.20 Nasdaq NMS Listing. The Shares have been (or as of
             the Effective Date will be) approved for listing on
             the National Association of Securities Dealers Automated Quotation National Market System
("Nasdaq
             NMS").

     2.21 Intangibles. Each of the Company and the Subsidiary owns or possesses the requisite licenses
             or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, the "Intangibles") owned or used by
             it, except to the extent that the lack of ownership, license or right to use the same would not reasonably be expected to have a material adverse effect on the financial condition, results
             of operations, business or properties of the Company and of the Subsidiary taken as a whole. There is no claim or action by any person, or proceeding pending or, to the Company's knowledge,
             threatened, and neither the Company nor the Subsidiary has received any notice of conflict with
             the asserted rights of others, which challenges the
             right of the Company or the Subsidiary with respect
             to any Intangibles used in the conduct of the Company's business or in the conduct of the Subsidiary's business. To the Company's knowledge,
             the Intangibles and products, services and processes of the Company and of the Subsidiary do not infringe on any Intangibles held by any third party. To the best of the Company's knowledge, no others have infringed or are infringing upon the Intangibles of the Company or of the Subsidiary.

     2.22 Employee Matters. The Company and the Subsidiary are in compliance with all federal, state and local
             laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto, except to the extent that the failure to so comply would not reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or properties of the Company or of the Subsidiary. There are no pending investigations involving the Company or of the Subsidiary by the U.S. Department of Labor or any other governmental
             agency responsible for the enforcement of such federal, state or local laws and regulations.
There
             is no unfair labor practice charge or complaint against the Company or the Subsidiary pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving
             the Company or the Subsidiary or any predecessor entity, and none has ever occurred. No issue concerning representation exists respecting the employees of the Company or of the Subsidiary and no collective bargaining agreement or modification
             thereof is currently being negotiated by the Company or the Subsidiary. No grievance or arbitration proceeding is pending or threatened under any expired or existing collective bargaining
             agreement of the Company or of the Subsidiary, if any.

     2.23 Investment Company Representations. The Company is
             not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such
             terms are defined in the Investment Company Act of
             1940, as amended.

    2.24 No Stabilization or Manipulation. Neither the Company, the Subsidiary, nor any of their respective officers, directors or controlling persons, has taken, directly or indirectly, any action designed, or which reasonably might be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company or to facilitate the sale
or
            resale of the Shares.

     2.25   Absence of Certain Proceedings.  Neither the
Company
            nor any of the officers or directors of the
Company:

           (i) Has filed a registration statement which is the subject of any pending proceeding or examination under
Section 8
of the Act or is the subject of any refusal order or stop order thereunder within five years prior to the date of this Agreement;

     (ii) Is subject to any pending proceeding under Rule a
261
or any similar rule adopted under Section 3(b) of the Act or to an order entered thereunder within five years prior to the date of this Agreement;

     (iii) Has been convicted within five years prior to the date of this Agreement of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Commission;

     (iv) Is subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminary restraining or enjoining, or is subject to any order, judgment or decree or any court of competent jurisdiction entered within five years prior to the date of this Agreement permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission;

     (v) Is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code, within five years prior to the date of this
Agreement or is subject to a temporary restraining order or preliminary injunction entered under Section 3007 of Title 391 United States Code, with respect to conduct alleged to have violated Section 3005 of Title 391 United States Code;
(vi) Is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a) or 15B(c) of the Exchange Act or is subject to any order of the Commission entered pursuant to
Section 203(3) or (f) of the Investment Advisers Act of 1940;

     (vii) Is suspended or expelled from membership in or suspended or barred from association with a member of an exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act, an association registered as a national securities association under Section 15A of the
 Exchange Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or

     (viii) Is currently the subject of a Formal Order of Investigation issued by the Commission.

     3. Covenants of the Company. The Company covenants and agrees with the Placement Agent as follows:

          3.1  Amendments to Registration Statement.  The
Company
shall deliver to the Placement Agent, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and shall not file any such amendment or supplement to which the Placement Agent shall reasonably object.

      3.2  Federal Securities Laws.

           3.2.1 Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the
Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Placement Agent, the Prospectus, as then amended or supplemented, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company shall notify the
Placement Agent promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

          3.2.2 Filing of Prospectus. The Company shall file the Prospectus (in form and substance reasonably satisfactory to the Placement Agent) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

     3.3 Blue Sky Filings. The Company shall endeavor in good faith, in cooperation with the Placement Agent and counsel to the Placement Agent, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the
Placement Agent may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or would be required to qualify to do business as a foreign corporation. In each jurisdiction where such qualification shall be effected, the Company shall, unless the Placement Agent agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

     3.4 Delivery of Filings to Placement Agent. The Company shall deliver to the Placement Agent, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act, such number of copies of each Preliminary Prospectus and the Prospectus as the Placement Agent may reasonably request and, immediately after the Registration Statement or any amendment or supplement thereto is filed, deliver to the Placement Agent five (5) original executed Registration Statements, or conformed copies thereof, including exhibits, and all post-effective amendments thereto and copies of documents filed therewith and all original executed consents of certified experts.

     3.5 Effectiveness and Events Requiring Notice to the Placement Agent. The Company shall cause the Registration Statement to remain effective and shall notify the Placement Agent immediately and shall promptly confirm the notice in writing of (i) the effectiveness of the Registration Statement and any amendment thereto, (ii) the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) the mailing and delivery to the Commission for filing of any amendment or supplement to the
Registration Statement or Prospectus, (v) the receipt of any comments or request for any additional information from the Commission, and (vi) the happening of any event during the period described in Section 3.4 hereof that makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make every reasonable effort to obtain promptly the lifting of such order.
3.6 Compensation of Placement Agent. Funds from the sale of Shares will be forwarded or caused to be forwarded directly to
the Company on the Closing Date. The Company shall pay you eight percent (8%) of the gross proceeds from the sale of Shares; provided, however, that with respect to any Shares sold by the Company to Image Investors Co. or its affiliates (as contemplated by Section 1.1), the Company shall pay you four percent (4%) of the gross proceeds from the sale of such Shares. The Company shall remit your compensation, including the expenses referenced in Section 3.7.2 below, on the Closing Date.
3.7  Payment of Expenses.

          3.7.1 General Expenses. The Company shall bear and pay all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary Prospectuses and the Prospectus and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments or supplements thereto supplied to the Placement Agent in quantities as reasonably may be required by the Placement Agent, (ii) the printing, engraving, issuance and delivery of the Shares, including any transfer taxes and other taxes payable thereon, (iii) to the extent applicable, the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing the "Preliminary Blue Sky Registration Statement," and all amendments and supplements thereto, fees and disbursements for the Placement Agent's counsel and fees and disbursements of local counsel, if any, retained for such purpose, (iv) filing fees incurred in registering the offering with the NASD, (v) fees and disbursements of the transfer agent,
(vi) any listing of the Shares on NASDAQ NMS, and (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 3.7.1. The Placement Agent may deduct or cause to be deducted from the net proceeds of the offering payable to the Company, the expenses set forth herein to be paid by the Company if not paid by the Company. If this Agreement shall not be carried out for any reason whatsoever, the Company shall remain liable for all of its actual out-of-pocket expenses pursuant to this Section 3.7.1.
3.7.2 Placement Agent's Expenses. The Company further agrees that, in addition to the expenses payable pursuant to
Section 3.7.1, upon the sale of the Shares, it shall pay to the
Placement Agent, as a nonaccountable expense allowance, an amount equal to two percent (2%) of the gross proceeds payable to the Company from the sale of the Shares by certified or cashier's check or, at the election of the Company, by deduction from the proceeds of the offering contemplated hereby. If the offering contemplated by this Agreement is not consummated for any reason, the Company shall be liable for the reasonable actual documented out-ofpocket expenses of the Placement Agent, including fees and costs billed by counsel to the Placement Agent.

     3.8 Application of Net Proceeds. The Company shall apply the net proceeds from the offering received by it in a manner consistent with the application described under the caption "Use of Proceeds" in the Prospectus and shall file such reports, if any, with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Act.

     3.9 Press Releases. After the date hereof, except with respect to press releases issued by the Company in the ordinary course of business relating to new LD or DVD releases, the Company shall not issue a press release or engage in any other publicity until twenty-five (25) days after the Effective Date, without the Placement Agent's prior written consent, which consent shall not be unreasonably withheld.

4. Representations and Warranties and Covenants of the Placement Agent. You represent and warrant to the Company and agree that:

     4.1 This Agreement has been duly authorized, executed and delivered by you and is a valid and binding agreement on your part in accordance with its terms.

     4.2 The consummation of the transactions contemplated herein and those contemplated by the Registration Statement will not result in any breach of any of the terms or conditions of or constitute a default under any agreement or instrument to which you are a party, or by which you are bound, or any existing law, rule, regulation or existing order, writ injunction or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, directed to you and over which such body has jurisdiction.

     4.3 You are a broker-dealer duly registered pursuant to the provisions of the Exchange Act and are a member in good standing of the NASD and you are duly licensed as a broker-dealer under the applicable statutes and regulations of each state in which you propose to and do offer or sell the Shares.
You agree to maintain all of the foregoing registrations in good standing throughout the term of the offer and sale of the Shares and you agree to comply with all statutes and other requirements applicable to you as a broker-dealer pursuant to those requirements or in respect of your activities in connection with the offer or sale of the Shares.

     4.4  Pursuant to your appointment:

     (i) You will use your best efforts to sell the Shares but will limit your offering of the Shares to persons whom you have reasonable grounds to believe and do believe are "accredited investors," as such term is defined in Regulation D.

     (ii) You will provide each offeree with a complete copy of the Prospectus and all amendments and supplement(s) thereto during the course of the offering and prior to sale and you will not deliver, and have not delivered, any Prospectus, Registration Statement or Preliminary Prospectus without delivering all items required to be delivered therewith in accordance with the Act, as described under the caption "Incorporation of Certain Information by Reference; Deliveries" in the Registration Statement.

    (iii) In the event you utilize any sales materials, reports or other analyses other than the Prospectus, you will refrain from providing any such materials to any offeree of the
Shares unless such specific materials are approved in advance and in writing by the Company and Prospectus are also delivered to a purchaser before such purchaser acquires any Shares.

    (iv) Until the termination of this Agreement, if any event affecting the Company or you shall occur which, in the opinion of the Company's counsel, should be set forth in a supplement or amendment to the Prospectus, you agree to distribute such supplement or amendment to all persons who have previously received a copy of the Prospectus from you and further agree to include such supplement or amendment in all further deliveries of the Prospectus. The Company will at its own expense prepare and furnish to you a reasonable number of copies of that supplement or amendment for such distribution.

     (v) You will promptly notify the Company in writing: (A) when any event shall have occurred as a result of which any of your representations or warranties herein would not be true and
(B) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Shares, or of an exemption from such registration or qualification, in any jurisdiction.

     4.5 All of the information relating to you in the Prospectus, or any amendment or supplement thereto, is true and correct, and there is no material information available to you which should be included in the Prospectus in order to comply with applicable securities laws that is not so included. With respect only to information contained in the Prospectus supplied by you (including, without limitation, the information contained under the caption "Plan of Distribution"), the Prospectus, on the date of issuance, will be accurate in all material respects and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein supplied by you, in light of the circumstances existing at such dates, not misleading, and the Prospectus will include all material information required to be included under applicable securities laws.

     4.6 You will not offer the Shares for sale in any state until the Company's counsel has advised you that the Shares may be offered for sale in such state(s). Upon being so advised, you shall offer the Shares for sale in any such state only in such a manner as shall be exempt from registration or qualification with the applicable governmental authority of such state.

     4.7 Neither you nor any of your officers, directors or controlling persons, has taken, directly or indirectly, any action designed, or which reasonably might be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company or to facilitate the sale or resale of the Shares.

5. Conditions of the Placement Agent's Efforts. The efforts of the Placement Agent to sell the Shares on behalf of the Company, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

     5.1  Regulatory Matters.

          5.1.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., Los Angeles time, on January 15, 1998, or such later date and time as shall be consented to in writing by you, and, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Resch Polster Alpert & Berger LLP, counsel to the Placement Agent.

          5.1.2     NASD Clearance.  On or before the
Effective Date, the Placement Agent shall have received clearance from the Corporate Financing Department of the NASD as to the amount of compensation allowable or payable to the Placement Agent as described in the Registration Statement.

          5.1.3     No Blue Sky Stop Orders.  No order
suspending the sale of the Shares in any jurisdiction designated by you pursuant to Section 3.3 hereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be Contemplated.

     5.2  Company Counsel Matters.

          5.2.1 Opinion of Counsel. On the Closing Date, the Placement Agent shall have received the favorable opinion of Cheryl L. Lee, general counsel of the Company, dated the Effective Date and the Closing Date, respectively, addressed to the Placement Agent and in form and substance reasonably satisfactory to Resch Polster Alpert & Berger LLP, counsel to the Placement Agent, to the effect that, subject to certain assumptions, qualifications and exceptions:

      (i) Each of the Company and the Subsidiary has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation. Each of the Company and the Subsidiary is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing (except where the failure to be so qualified or licensed would not have a material adverse effect on the Company and the Subsidiary taken as a whole).

     (ii) To such counsel's knowledge, each of the Company and the Subsidiary has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies to own or lease its properties and to conduct its business as described in the Prospectus, and the Company is, to such counsel's knowledge, in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations. Each of the Company and the
Subsidiary has all requisite corporate power and authority to enter into this Agreement and to carry out the terms and conditions hereof. No consents, approvals, authorizations or orders of, and no known filing with any court or governmental agency or body (other than such as may be required under the Act and applicable Blue Sky laws), is required for the valid authorization, issuance, sale and delivery of the Shares, and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the Prospectus or, if required, all such authorizations, approvals, consents, orders, registrations, licenses and permits have been duly obtained and are in full force and effect and have been disclosed to the Placement Agent.

     (iii)     The outstanding securities of the
Company have been duly authorized by all necessary corporate action and are validly issued, fully paid and non-assessable. The outstanding options, warrants and rights to purchase shares of Common Stock have been duly authorized by all necessary corporate action on the part of the Company and have been validly issued by the Company. To such counsel's knowledge, the authorized and outstanding capital stock of the Company set forth within the Registration Statement are correct.

     (iv) The Shares have been duly authorized and when issued and delivered in accordance herewith will be, validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or, to the best of such counsel's knowledge after due inquiry, similar contractual rights granted by the Company. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken. (v) Except as set forth in the Prospectus, no holder of any securities of the Company or of any options, warrants or securities of the Company exercisable for or convertible or exchangeable into securities of the Company has the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company, including the Registration Statement.

     (vi) The Shares have been approved for listing on Nasdaq
NMS.

     (vii) The Company's execution and delivery of, and performance of its obligations on or prior to the date of this opinion under, the Agreement, and the Company's issuance of the
Shares, do not (a) violate the Company's Articles or Bylaws,
(b)
violate, breach or result in a default under any existing
 obligation of or restriction on the Company under any other agreement listed as an exhibit to the Registration Statement (the "Other Agreements") or (c) to my knowledge, breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any California or federal court or governmental authority binding on the Company provided that counsel need express no opinion as to the effect of the Company's performance of its obligations in the Agreement on the Company's compliance with financial covenants in the Other Agreements.

     (viii) The Shares and all other securities issued or issuable by the Company conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Statements in the Prospectus (other than those supplied by the Placement Agent and set forth under the caption
"Plan of Distribution"), insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations have been reviewed by such counsel and are correct in all material respects. No statute or regulation or legal or governmental proceeding required to be described in the Prospectus is not described as required, nor are any contracts, instruments or other documents known to such counsel, after due inquiry, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required.

     (ix) Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, Placement Agent at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise expressly set forth in her opinion), on the basis of the foregoing (relying as to the factual matters upon the statements of officers and other representatives of the Company and state officials) no facts have come to the attention of such counsel that caused her to believe that the Registration Statement (other than the financial statements and notes thereto and other financial, numerical, statistical and accounting data included therein, or omitted therefrom, as to which no opinion is requested or need be rendered) as amended or supplemented, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than information omitted therefrom in reliance on Rule 430A under the
Act), or the Prospectus (other than the financial statements and notes thereto and other financial, numerical, statistical and accounting data included therein, or omitted therefrom, as to which no opinion is requested or need be rendered) as amended or supplemented, as of its date and the date of this Agreement, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (x) The Registration Statement is effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such counsel's knowledge, are pending or threatened under the Act or applicable state securities laws. (xi) To such counsel's knowledge, except as described in the Prospectus, no material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement, instrument or other document evidencing an obligation for borrowed money, or any other material agreement, instrument or other document to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Articles of Incorporation, including any amendments thereto, or Bylaws, or, to such counsel's knowledge, any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, except as described in the Prospectus.

     (xii) To such counsel's knowledge after due inquiry, except as described in the Registration Statement, the Company does not own any interest in any corporation, partnership, joint venture, trust or other business entity.

     (xiii) To counsel's knowledge after due inquiry, except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company, which would have a material adverse effect on the Company.

     (xiv) To the knowledge of such counsel, since the effective date of the Registration Statement, no event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement.

     5.2.2 Closing Date Opinion of Outside Counsel. On the Closing Date, the Placement Agent shall have received the favorable opinion of O'Melveny & Myers LLP, outside counsel to the Company, and dated the Closing Date, addressed to the Placement Agent and in form and substance reasonably satisfactory to Resch Polster Alpert & Berger LLP, counsel to Placement Agent, to the effect that subject to certain assumptions, qualifications and exceptions:

     (i) The Company has been duly incorporated, and is validly existing in good standing under the laws of the State of California, with corporate power to own its properties and assets, to carry on its business as described in the Prospectus, to enter into the Agreement and to perform its obligations under the Agreement.

     (ii) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 3,365,385 shares of Preferred Stock.

     (iii) The Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares in accordance with the Agreement and the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid, and non-assessable.

     (iv) No personal liability for the debts of the Company will be imposed on any holders of the Shares under the laws of the State of California solely as a result of the ownership of the Shares.

     (v) Holders of the outstanding shares of Common Stock of the Company are not entitled to any preemptive right to subscribe to any additional shares of the Company's capital stock pursuant to the Company's Restated Articles or Bylaws.

     (vi) The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Agreement has been duly executed and delivered by the Company.

     (vii) The Company's execution and delivery of, and performance of its obligations on or prior tot he date of this opinion under, the Agreement, and the Company's issuance of the Shares, do not violate the Company's Restated Articles or the Bylaws.

     (viii) No order, consent, permit or approval of any California or federal governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Agreement is required on the part of the Company for the execution and delivery of the Agreement or for the issuance and sale of the Shares, except such as have been obtained under the Act and such as may be required under applicable Blue Sky or state securities laws.

     (ix) The Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-2 under the Act and the related rules and regulations in effect at the date of filing, except that we express no opinion concerning (a) the financial statements and other financial information contained or incorporated by reference therein or
(b) the information provided by you included under the caption "Plan of Distribution."

     (x)  The statements in the Prospectus under the caption
"Description of Capital Stock," insofar as they summarize provisions of the Company's Restated Articles and Bylaws, fairly present the information required by Form S-2.

     (xi) The Registration Statement has been declared effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the registration Statement has been issued or threatened by the Commission.

     (xii) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (xiii) The execution, delivery and performance of the Acquisition Agreement have been duly authorized by all necessary corporate action on the part of Image/KC, and the Acquisition Agreement has been duly executed and delivered by Image/KC.

     (xiv) The Acquisition Agreement constitutes the legally valid and binding obligation of Image/KC, enforceable against Image/KC in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

     (xv) Image/KC's execution and delivery of, and performance of its obligations on or prior to the date of this opinion under, the
Acquisition Agreement do not violate Image/KC's Articles of Incorporation or Bylaws.

     5.2.3 Reliance. In rendering such opinions, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States, the laws of the state of California and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Placement Agent' counsel) of other counsel reasonably acceptable to Placement Agent's counsel, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, (A) on certificates or other written statements of responsible officers of the Company and (B) on certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Placement Agent's counsel. Opinions of each counsel shall include a statement to the effect that they may be relied upon by counsel for the Placement Agent. Such opinion may assume the due authorization, execution and delivery of all documentation referred to therein by the parties thereto other than the Company.

     5.3 Cold Comfort Letter. At the Effective Date and at the Closing Date, you shall have received a letter, addressed to the Placement Agent and in form and substance reasonably satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you of KPMG Peat Marwick LLP dated, respectively, as of the date of this Agreement and as of the Closing Date:

     (i) Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations;

     (ii) Stating that in their opinion the financial statements of the Company included in the Registration
Statement and Prospectus (or incorporated by reference therein) comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

     (iii) Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of such unaudited financial statements), a reading of the latest available minutes of the stockholders and Board of Directors of the Company and the various committees of the Board of Directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (b) at a date not later than five (5) days prior to the Effective Date and Closing Date (or other date as may be agreed upon between them and the Placement Agent) as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the most recent balance sheet included in the Registration Statement (or incorporated by reference therein), other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from October 1, 1998 to a specified date not later than five (5) days prior to the Effective Date or Closing Date, if any, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

     (iv) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

     (v) Statements as to such other matters incident to the transactions contemplated hereby as you may reasonably request.

     5.4  Certificates.

          5.4.1 Officers' Certificates. At the Closing Date, the Placement Agent shall have received a certificate of the Company signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the Company has performed in all material respects all covenants and complied in all material respects with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, and that the conditions set forth in Section
5.5 hereof have been satisfied as of such date and that, as of the Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are true and correct in all material respects. In addition, the Placement Agent shall have received such other and further certificates of officers of the Company as the Placement Agent may reasonably request.

          5.4.2 Secretary's Certificate. At the Closing Date, the Placement Agent shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date, certifying (i) that the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the offering contemplated by this Agreement and the transactions contemplated hereby are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, (iv) all correspondence between the Company or its counsel and Nasdaq and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

     5.5 No Material Changes. Prior to and on the Closing Date, (i) there shall have been no material adverse change in the financial condition or the business of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and the Prospectus which has been materially adverse to the Company, (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a material adverse effect on the Company, (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as described in the Registration Statement, (v) no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company or affecting any of its property or business before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, or financial condition of the Company, except as set forth in the Registration Statement or Prospectus, (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (vii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements that are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.6 Opinion of Counsel for the Placement Agent. All proceedings taken in connection with the authorization, issuance or sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to counsel to the Placement Agent, and you shall have received from such counsel a favorable opinion, dated the Closing Date with respect to such of these proceedings as you may reasonably require. On or prior to the Closing Date, counsel for the Placement Agent shall have been furnished with such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 5.6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

6.   Indemnification.

     6.1  Indemnification of the Placement Agent.

           6.1.1 General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Placement Agent, its directors, officers and employees and each person, if any, who controls the Placement Agent (a "controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (subject to the Company's right to assume the defense as set forth in
Section 6.1.2, including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, any Preliminary Prospectus or the Prospectus (as from time to time each may be amended or supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which the Shares are included; or (iii) any application or other document or written communication (in this Section 6 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, or Nasdaq NMS; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Placement Agent by or on behalf of the Placement Agent expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Shares or in connection with the Registration Statement or the Prospectus.

     6.1.2 Procedure. If any action is brought against the Placement Agent or controlling person in respect of which indemnity may be sought against the Company pursuant to
Section 6.1.1, the Placement Agent shall promptly notify the Company in writing of the institution of such action, (but the failure or delay to so notify the Company shall not relieve it from any liability it may have hereunder, except to the extent that such failure or delay results in the forfeiture by the Company of rights or defenses or any other loss to the Company) and the Company shall have the right to assume the defense of such action, including the employment and fees of counsel (which counsel shall be reasonably satisfactory to the Placement Agent) and payment of actual expenses incurred in connection therewith. The Placement Agent or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Placement Agent or such controlling person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) counsel for such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those available to the Company and which are not being pursued by the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys selected by the Placement Agent and/or controlling person shall be borne by the Company; provided that the person seeking indemnity shall provide the Company with reasonably prompt notice in writing if separate counsel is employed for the reasons set forth in clauses (ii) or (iii) above.

Notwithstanding anything to the contrary contained herein, if the Placement Agent or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

     6.2 Indemnification of the Company. The Placement Agent agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Placement Agent, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions directly relating to the transactions effected by the Placement Agent in connection with this offering made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto or in any application in reliance upon, and in strict conformity with, written information furnished to the Company by the Placement Agent (including the information contained in the Prospectus under the caption "Plan of Distribution") expressly for use in such Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company, based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Company and the Company shall have the rights and duties given to the Placement Agent by the provisions of Section 6.1.2. Notwithstanding anything in this Agreement to the contrary, the maximum liability of the Placement Agent for indemnification or contribution under this Agreement shall not exceed the amount of commissions received by the Placement Agent at Closing.

     6.3 Contribution. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 6 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 6, then, and in each such case, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other hand; provided, however, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this paragraph 6.3, the Placement Agent shall not be required to contribute in the aggregate any amount in excess of the limitation set forth in the last sentence of paragraph 6.2. For purposes of this Section 6, each respective director, officer and employee of the Placement Agent, and each respective person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act shall have the same rights to contribution as the Placement Agent.

7. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date, and such representations, warranties and agreements of the Placement Agent and the Company, including the indemnity agreements contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Shares.

8.   Effective Date of This Agreement and Termination Hereof.

     8.1 Effective Date. This Agreement shall become effective upon its execution.

     8.2  Termination.

          8.2.1 Termination by Placement Agent. You shall have the right to terminate this Agreement at any time prior to the Closing Date: (i) if trading on the New York Stock Exchange or the American Stock Exchange, or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required in the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction and such suspension or limitation has not been lifted or removed within three business days of first being implemented, (ii) if a banking moratorium has been declared by a New York State or federal authority and such moratorium has not been lifted or removed within three business days of first being implemented, (iii) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market and such moratorium has not been lifted or removed within three business days of first being implemented, (iv) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it impossible to sell the Shares, (v) if the Company has breached any of its representations, warranties or obligations hereunder in any material respect, or failed to expeditiously proceed with the offering or to cooperate with you in requesting effectiveness of the Registration Statement at such time as you may deem appropriate, (vi) if the Placement Agent shall have become aware after the date hereof of such a material adverse change in the financial condition or business of the Company as in your judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Shares or to enforce contracts made by the Placement Agent for the sale of the Shares, or (vii) if the Placement Agent shall have become aware after the date hereof of such material adverse change in general market conditions as in your judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Shares or to enforce contracts made by the Placement Agent for the sale of the Shares.

          8.2.2 Termination by the Company. The Company shall have the right to terminate this Agreement at any time prior to the Closing Date if: (i) the Placement Agent shall have failed, refused or been unable to perform any of its material obligations hereunder; (ii) any other material condition hereunder which is required to be fulfilled by the Placement Agent is not fulfilled; (iii) the Asset Purchase Agreement dated as of August 20, 1998 between the Company and Ken
Crane's Magnavox City, Inc., as amended, is abandoned or terminated; (iv) the parties are unable to agree on a price for which the Shares are to be sold or the price necessary to sell the Shares would result in any existing shareholder of the Company having the right to purchase additional shares of common stock of the Company in accordance with anti-dilution rights held by such shareholders; (v) the Company shall have become aware after the date hereof of such a material adverse change in general market conditions or in the market for the Company's common stock as would make it impracticable for the Company to proceed with the offering contemplated hereby for the purposes for which such offering is contemplated; or (vi) the Board of Directors of the Company, in its sole discretion, determines that it would not be in the best interests of the Company or its shareholders for the Company to consummate the transactions contemplated hereby.

     8.3 Notice. If either party elects to terminate this Agreement as provided in paragraph 8.2, the other party shall be notified on the same day as such election is made by telephone or telecopy, confirmed by letter.

     8.4 Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the expenses related to the transactions contemplated herein shall be governed by paragraph 3.7 hereof.

     8.5 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 6 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.   Miscellaneous.

     9.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed:

     If to the Placement Agent:

          MDB Capital Group LLC
          100 Wilshire Boulevard
          17th Floor
          Santa Monica, California 90401
    Attention: Christopher A. Marlett
    Telecopier No.: (310) 917-5665
    Copy (not constituting notice) to:
          Resch Polster Alpert & Berger LLP
          10390 Santa Monica Blvd., 4th Floor
          Los Angeles, California 90025
    Attention: Aaron A. Grunfeld
    Telecopier No.: (310) 552-3209
     If to the Company:
          Image Entertainment Inc.
          9333 Oso Avenue
          Chatsworth, California
     Attention: Martin W. Greenwald
                Chief Executive Officer
     Telecopier No.: (818) 407-5775
     Copy (not constituting notice) to:
          O'Melveny & Meyers LLP
          400 South Hope Street
          Los Angeles, California 90071
          Attention: Diana L. Walker
     Telecopier No.: (213) 430-6407

     9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     9.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

     9.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     9.5  Binding Effect.      This Agreement shall inure
solely to the benefit of and shall be binding upon, the Placement Agent, the Company, and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

     9.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to conflict of laws rules of such State. In the event of any action between the Company and the Placement Agent, the prevailing party in any action shall be entitled to recover from the other party all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     9.7 Bound Volumes. The Company shall supply to the Placement Agent and the Placement Agent's counsel, at the Company's cost, not less than three bound volumes each of all relevant documents and other materials relating to the offering, the Closing, and related post-Closing materials.

     9.8 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

     9.9 Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

     If the foregoing correctly sets forth the understanding among the Placement Agent and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                       Very truly yours,
                       IMAGE ENTERTAINMENT, INC.


                       By:
                          Martin W. Greenwald,
                          Chairman of the
                          Board and Chief Executive Officer
                          Accepted as of the date first

above written
Los Angeles, California
MDB CAPITAL GROUP LLC
By:
Christopher A. Marlett Managing Director


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